Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Affymetrix, Inc.

Santa Clara, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-147306) and Form S-8 (Nos. 333-11299, No. 333-35287, No. 333-85575, No. 333-59158, No. 333-34320, No. 333-52804, No. 333-59160, No. 333-123452, No. 333-129269 and No. 333-151771) of our report dated May 23, 2008, relating to the consolidated financial statements of Panomics, Inc. as of and for the year ended December 31, 2007, appearing in this Current Report on Form 8-K for Affymetrix, Inc.

/s/BDO Seidman, LLP

San Jose, CA

February 13, 2009